Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44551, 33-56289, 33-64317, 333-46615, 333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613) of R.H. Donnelley Corporation of our report dated February 16, 2004 relating to the R.H. Donnelley Corporation consolidated financial statements and our report dated February 12, 2004 relating to the DonTech Partnership financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York March 12, 2004